                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                       RECONVERSION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         RECONVERSION TECHNOLOGIES, INC.
                           6605 PITTSFORD-PALMYRA RD.
                               FAIRPORT, NY 14450

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

         This information statement is being mailed on or about April 10, 2000 to the holders of record at the close of business on March 30, 2000 of the shares of common stock, par value $0.0001 per share (the "Shares"), of Reconversion Technologies, Inc., a Delaware corporation (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would change the name of the Company to Logisoft Corp., effective May 1, 2000

                  1. APPROVAL OF PROPOSED AMENDMENT. Under Delaware corporation law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 3 below are the holders of 53.16% of the Company's Shares, have consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by the stockholders of the Company, and, effective May 1, 2000, the name of the Company will be changed to Logisoft Corporation. Because the Proposed Amendment already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment to Logisoft Corporation. This information statement is your notice that the name change has been approved; you will receive no further notice when the change becomes effective.

                  2. SHARE CERTIFICATES. Following the name change, the Share certificates you now hold will continue to be valid. In the future, new Share certificates will contain a legend noting the change in name or will be issued bearing the new name, but this in no way will affect the validity of your current Share certificates.

                  3. OUTSTANDING VOTING SECURITIES. At the close of business on March 30, 2000, there were 30,434,553 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.

                           (a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                           NAME AND ADDRESS OF                AMOUNT AND NATURE OF              PERCENT
TITLE OF CLASS             BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP              OF CLASS

Common Stock               Rob Lamy                           4,191,750                          13.77%
                           6605 Pittsford-Palmyra Rd.
                           Fairport, NY   14450

Common Stock               William Lamy                       2,826,750                          9.29%
                           6605 Pittsford-Palmyra Rd.
                           Fairport, NY   14450

Common Stock               G. David Gordon, Trustee           3,213,569                          10.56%
                           7633 E. 63rd Pl., Ste. 210
                           Tulsa, OK   74133

Common Stock               Richard T. Clark                   1,366,574                          4.49%
                           1124 E. 24th Place
                           Tulsa, OK   74114

Common Stock               Joel Holt                          1,351,832                          4.44%
                           30 Garfield St., #B
                           Asheville, NC   28803

Common Stock               Michael Pruitt                        920,000                         3.03%
                           11502 Stonebriar Dr.
                           Charlotte, NC   28277

Common Stock               Robert Ballard                        907,407                         2.98%
                           6605 Pittsford-Palmyra Rd.
                           Fairport, NY   14450

Common Stock               Darien Road Ltd.                      700,000                         2.30%
                           11 Idelwild Ct.
                           Belaire, MD 21014


Common Stock               Avenel Financial Group, Inc.          700,000                         2.30%
                           11502 Stonebriar Dr.
                           Charlotte, NC    28277


                  4. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                  DATED:     APRIL 5, 2000
                             ROCHESTER, NY




                                              /S/ ROBERT LAMY
                                              --------------------------------
                                               ROBERT LAMY, PRESIDENT